EXHIBIT 99.1

Quanex Building Products Announces Third Quarter 2016 Results

Margin Expansion Continues

Debt Refinancing Complete

HOUSTON, Sept. 06, 2016 (GLOBE NEWSWIRE) -- Quanex Building Products Corporation (NYSE:NX) (“Quanex” or the “Company”) today announced its results for the quarter ended July 31, 2016.

Third Quarter 2016 Highlights

  Net sales increased 38% to $248.1 million compared to $180.2 million in Q3 2015
  Loss from continuing operations of $4.0 million, driven largely by interest expense related to the debt refinancing, compared to income from continuing operations of $6.5 million in Q3 2015
  Adjusted EBITDA increased 32% to $33.1 million versus $25.1 million in Q3 2015
  Debt refinancing complete, significantly reducing future annual interest expense
  Year-to-date cash provided by operating activities increased 78% to $49.1 million compared to $27.5 million during the same period last year

Bill Griffiths, Chairman, President and Chief Executive Officer, commented, “Our ongoing focus on improved profitability and margin expansion at the operational level through efficiency gains continues to be effective.  In fact, the third quarter marks the fourth consecutive quarter of margin expansion at the operational level.  Cash generation was solid during the quarter, and as a result, our leverage ratio is now below 2.5x and we expect further improvement in the fourth quarter.  The recent refinancing of our debt not only reduces future annual interest expense by approximately $13 million, it also provides us with sufficient flexibility and a capital structure that enables us to better manage our business over the coming years.”

Third Quarter 2016 Results Summary

	Three Months Ended July 31, 2016			Three Months Ended July 31, 2015
(In thousands, except per share data)	Results Before Adjustments	Adjustments	Adjusted Results	Results Before Adjustments	Adjustments	Adjusted Results
Net sales	$248,085	$-	$248,085	$180,206	$-	$180,206
Cost of sales (1)	186,631	(67)	186,564	136,853	(2,930)	133,923
Selling, general and administrative (2)	28,551	(109)	28,442	25,023	(3,824)	21,199
EBITDA	32,903	176	33,079	18,330	6,754	25,084
Depreciation and amortization	12,973	-	12,973	8,502	-	8,502
Operating income	19,930	176	20,106	9,828	6,754	16,582
Interest (expense) benefit (3)	(22,200)	16,677	(5,523)	(338)	-	(338)
Other, net (4)	(2,523)	2,239	(284)	566	(492)	74
(Loss) income before income taxes	(4,793)	19,092	14,299	10,056	6,262	16,318
Income tax benefit (expense) (5)	817	(4,629)	(3,812)	(3,585)	(1,648)	(5,233)
(Loss) income from continuing operations	$(3,976)	$14,463	$10,487	$6,471	$4,614	$11,085

Diluted earnings per share from continuing operations (6)	$(0.12)		$0.30	$0.19		$0.32

(1) Cost of sales adjustments relate solely to purchase price accounting inventory step-up impact from HL Plastics acquisition.
(2) Selling, general and administrative adjustments are for acquisition related transaction costs.
(3) Interest expense adjustments relate to write off of deferred loan costs, unamortized original issuance discount, and prepayment call premium related to debt refinance.
(4) Other, net adjustments relate to foreign currency transaction gains (losses).
(5) Effective tax rate reflects impacts of adjustments on a with and without basis.
(6) Adjusted EPS is calculated using diluted shares outstanding of 34.5 million shares for three months ended July 31, 2016.

Quanex reported net sales of $248.1 million for the three months ended July 31, 2016, an increase of 38% compared to $180.2 million for the three months ended July 31, 2015.  The increase was primarily driven by revenue generated from the acquisitions of HL Plastics and Woodcraft Industries in 2015, partially offset by foreign exchange translation impact.  (See Sales Analysis table for additional information).

Adjusted EBITDA increased to $33.1 million during the third quarter, compared to $25.1 million during the same quarter of 2015.  Margin expansion continues due to the successful implementation of several ongoing operational initiatives that are designed to reduce costs while improving productivity.  For its “legacy” U.S. windows components business, the Company realized EBITDA margin improvements of approximately 140 basis points during the three months ended July 31, 2016, and approximately 300 basis points for the nine months ended July 31, 2016.  (See Non-GAAP Financial Measure Disclosure table and Selected Segment Data table for additional information)

As of July 31, 2016, Quanex’s leverage ratio of Net Debt to LTM Pro Forma Adjusted EBITDA was 2.4x.  This leverage ratio uses LTM Pro Forma Adjusted EBITDA, which is a non-GAAP measure that, in accordance with the Company’s credit facility, assumes the acquisitions of HL Plastics and Woodcraft Industries occurred at a date prior to the actual date of acquisition, and thus includes pro forma adjustments to calculate the trailing twelve months of EBITDA including the HL Plastics and Woodcraft Industries acquisitions.  (See Non-GAAP Financial Measure Disclosure table for additional information)

On July 29, 2016, and as previously disclosed, Quanex entered into new senior secured credit facilities (the “New Senior Credit Facilities”) that mature in 2021 and provide for aggregate borrowings of $450 million, comprised of a $300 million revolving credit facility and a $150 million Term Loan A.  The New Senior Credit Facilities replaced the Company’s previous $310 million Term Loan B and $100 million Asset-Based Lending facility.  Borrowings under the New Senior Credit Facilities will bear interest on a tiered rate based on Quanex’s consolidated leverage ratio and was initially set at LIBOR plus 200 basis points, reducing the Company’s credit spread by approximately 375 basis points.  Based on current debt outstanding, the New Senior Credit Facilities reduce Quanex’s future annual interest expense by approximately $13 million, greater than a 60% reduction.

Recent Events

The Company’s Board of Directors declared a quarterly cash dividend of $0.04 per share on Quanex’s common stock, payable September 30, 2016, to shareholders of record on September 16, 2016.

Conference Call and Webcast Information

The Company has scheduled a conference call for Tuesday, September 6, 2016, at 5:00 p.m. ET (4:00 p.m. CT).  To participate in the conference call dial (877) 388-2139 for domestic callers and (541) 797-2983 for international callers, in both cases using the conference passcode 60445165, and ask for the Quanex call a few minutes prior to the start time.  A link to the live audio webcast will also be available on the Company’s website at http://www.quanex.com in the Investors section under Presentations & Events.  A telephonic replay of the call will be available approximately two hours after the live broadcast ends and will be accessible through September 13, 2016.  To access the replay dial (855) 859-2056 for domestic callers and (404) 537-3406 for international callers, in both cases referencing conference passcode 60445165.

About Quanex

Quanex Building Products Corporation is an industry-leading manufacturer of components sold to Original Equipment Manufacturers (OEMs) in the building products industry.  Quanex designs and produces energy-efficient fenestration products in addition to kitchen and bath cabinet components.

For more information contact Scott Zuehlke, Vice President of Investor Relations & Treasurer, at 713-877-5327 or scott.zuehlke@quanex.com.

Non-GAAP Terminology Definitions and Disclaimers

Each of the Non-GAAP measures discussed in this Press Release are defined below.  More information and reconciliations related to each of these measures can be found in the tables that accompany this Press Release.

EBITDA for each reported period is defined as net income or loss before interest, taxes, depreciation and amortization and other, net.

Adjusted EBITDA for each reported period is defined as EBITDA excluding transaction costs and purchase price accounting adjustments related to inventory step-ups.

LTM Pro Forma Adjusted EBITDA is defined as Adjusted EBITDA for the past twelve months, assuming that the acquisitions of HL Plastics and Woodcraft Industries occurred at a date prior to the actual date of acquisition and thus includes pro forma adjustments to calculate the trailing twelve months of EBITDA including the HL Plastics and Woodcraft Industries acquisitions.  These adjustment items are not historical in nature and therefore cannot be reconciled to a comparable GAAP measure.

Forward Looking Statements

Statements that use the words “estimated,” “expect,” “could,” “should,” “believe,” “will,” “might,” or similar words reflecting future expectations or beliefs are forward-looking statements. The forward-looking statements include, but are not limited to, future operating results of Quanex, the future financial condition of Quanex, future uses of cash and other expenditures, expenses and tax rates, expectations relating to the Company’s industry, and Quanex’s future growth, including any guidance discussed in this press release.  Guidance is a forward-looking estimate of performance and may not be indicative of actual results.  The statements and guidance set forth in this release are based on current expectations. Actual results or events may differ materially from this release. Factors that could impact future results may include, without limitation, the effect of both domestic and global economic conditions, the impact of competitive products and pricing, the availability and cost of raw materials, and customer demand. For a more complete discussion of factors that may affect the Company’s future performance, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2015, under the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors,” and in Quanex’s other documents filed with the Securities and Exchange Commission from time to time.  Any forward-looking statements in this press release are made as of the date hereof, and Quanex Building Products Corporation undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(In thousands, except per share data)
(Unaudited)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2016	2015	2016	2015

Net sales	$248,085	$180,206	$679,013	$450,069
Cost of sales	186,631	136,853	522,476	353,469
Selling, general and administrative	28,551	25,023	88,430	64,157
Depreciation and amortization	12,973	8,502	39,759	24,541
Operating income	19,930	9,828	28,348	7,902
Interest expense	(22,200)	(338)	(34,324)	(624)
Other, net	(2,523)	566	(4,036)	300
(Loss) income before income taxes	(4,793)	10,056	(10,012)	7,578
Income tax benefit (expense)	817	(3,585)	2,722	(1,907)
(Loss) income from continuing operations	(3,976)	6,471	(7,290)	5,671
Income from discontinued operations, net of taxes	-	456	-	479
Net (loss) income	$(3,976)	$6,927	$(7,290)	$6,150

(Loss) Income per common share:
From continuing operations	$(0.12)	$0.20	$(0.22)	$0.17
From discontinued operations	-	0.01	-	0.01
(Loss) income per common share, basic	$(0.12)	$0.21	$(0.22)	$0.18

Diluted (loss) income per common share:
From continuing operations	$(0.12)	$0.19	$(0.22)	$0.17
From discontinued operations	$-	$0.01	$-	$0.01
(Loss) income per common share, diluted	$(0.12)	$0.20	$(0.22)	$0.18

Weighted average common shares outstanding:
Basic	33,916	33,618	33,850	34,111
Diluted	33,916	34,142	33,850	34,626

Cash dividends per share	$0.04	$0.04	$0.12	$0.12

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	July 31, 2016	October 31, 2015 (1)
ASSETS
Current assets:
Cash and cash equivalents	$32,183	$23,125
Accounts receivable, net	83,089	64,080
Inventories, net	92,251	63,029
Prepaid and other current assets	11,900	7,992
Total current assets	219,423	158,226
Property, plant and equipment, net	198,213	140,672
Deferred income taxes	-	8,783
Goodwill	234,522	129,770
Intangible assets, net	162,471	120,810
Other assets	6,865	7,989
Total assets	$821,494	$566,250

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$48,816	$47,778
Accrued liabilities	52,961	37,364
Income taxes payable	912	747
Current maturities of long-term debt	24,387	2,359
Total current liabilities	127,076	88,248
Long-term debt	277,680	54,501
Deferred pension and postretirement benefits	8,186	5,701
Deferred income taxes	21,758	-
Other liabilities	13,727	22,505
Total liabilities	448,427	170,955
Stockholders’ equity:
Common stock	376	376
Additional paid-in-capital	253,039	250,937
Retained earnings	209,993	222,138
Accumulated other comprehensive loss	(27,932)	(10,049)
Treasury stock at cost	(62,409)	(68,107)
Total stockholders’ equity	373,067	395,295
Total liabilities and stockholders' equity	$821,494	$566,250

(1) October 31, 2015 balance sheet reflects adoption of ASU 2015-03 and ASU 2015-17.

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(In thousands)
(Unaudited)

	Nine Months Ended July 31,
	2016	2015
Operating activities:
Net (loss) income	$(7,290)	$6,150
Adjustments to reconcile net (loss) income to cash provided by operating activities:
Depreciation and amortization	39,759	24,541
Stock-based compensation	4,587	3,391
Deferred income tax	(6,370)	1,576
Excess tax benefit from share-based compensation	(134)	(60)
Noncash charge for deferred loan costs and debt discount	15,883	-
Gain on involuntary conversion	-	(1,263)
Other, net	543	655
Changes in assets and liabilities, net of effects from acquisitions:
Decrease in accounts receivable	2,035	4,328
Increase in inventory	(1,530)	(51)
Increase in other current assets	(1,239)	(1,568)
Decrease in accounts payable	(2,092)	(5,236)
Decrease in accrued liabilities	(2,139)	(5,606)
Increase (decrease) in income taxes payable	2,990	(817)
Increase in deferred pension and postretirement benefits	2,485	1,873
Increase (decrease) in other long-term liabilities	894	(162)
Other, net	676	(202)
Cash provided by operating activities	49,058	27,549
Investing activities:
Acquisitions, net of cash acquired	(245,904)	(131,689)
Capital expenditures	(25,938)	(21,918)
Proceeds from property insurance claim	-	1,263
Proceeds from disposition of capital assets	984	207
Cash used for investing activities	(270,858)	(152,137)
Financing activities:
Borrowings under credit facilities	632,800	92,000
Repayments of credit facility borrowings	(389,000)	(8,000)
Debt issuance costs	(11,795)	-
Repayments of other long-term debt	(1,825)	(411)
Common stock dividends paid	(4,101)	(4,158)
Issuance of common stock	3,368	4,309
Excess tax benefit from share-based compensation	134	60
Purchase of treasury stock	-	(52,719)
Cash provided by financing activities	229,581	31,081

Effect of exchange rate changes on cash and cash equivalents	1,277	134

Increase (decrease) in cash and cash equivalents	9,058	(93,373)
Cash and cash equivalents at beginning of period	23,125	120,384
Cash and cash equivalents at end of period	$32,183	$27,011

QUANEX BUILDING PRODUCTS CORPORATION
NON-GAAP FINANCIAL MEASURE DISCLOSURE
(In thousands, except per share data)
(Unaudited)

EBITDA (defined as net income or loss before interest, taxes, depreciation and amortization and other, net) and Adjusted EBITDA (defined as net income or loss before interest, taxes, depreciation and amortization and other, net, excluding transaction costs and purchase price accounting inventory step-ups) are non-GAAP financial measures that Quanex's management uses to measure its operational performance and assist with financial decision-making. The Company believes these non-GAAP measures provide a consistent basis for comparison between periods, and will assist investors in understanding our financial performance when comparing our results to other investment opportunities. The leverage ratio of Net Debt to LTM Pro Forma Adjusted EBITDA is a financial measure that Quanex’s management believes is useful to investors and financial analysts in evaluating the Company’s leverage. In addition, with certain limited adjustments, this leverage ratio is the basis for a key covenant in Quanex’s credit agreements. Net Debt is calculated using the sum of current maturities of long-term debt and long-term debt, minus cash and cash equivalents. LTM Pro Forma Adjusted EBITDA is a non-GAAP financial measure that is calculated assuming that the acquisitions of HL Plastics and Woodcraft Industries occurred at a date prior to the actual date of acquisition. Since pro forma adjustment items to LTM Pro Forma Adjusted EBITDA are not historical in nature, a reconciliation to a comparable GAAP measure for purposes of such ratio is not available without unreasonable effort. Adjusted Income (Loss) from Continuing Operations and Adjusted Diluted Earnings (Loss) from Continuing Operations are non-GAAP financial measures that exclude certain charges and credits because the Company believes that such items are not indicative of its core operating results, are not indicative of trends, and do not provide meaningful comparisons with other reporting periods. Quanex believes the presented non-GAAP measures provide a consistent basis for comparison between periods, and will assist investors in understanding our financial performance when comparing our results to other investment opportunities. The presented non-GAAP measures may not be the same as those used by other companies. The Company does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with US GAAP.

	Three Months Ended July 31, 2016			Three Months Ended July 31, 2015
	Results Before Adjustments	Adjustments	Adjusted Results	Results Before Adjustments	Adjustments	Adjusted Results
Net sales	$248,085	$-	$248,085	$180,206	$-	$180,206
Cost of sales (1)	186,631	(67)	186,564	136,853	(2,930)	133,923
Selling, general and administrative (2)	28,551	(109)	28,442	25,023	(3,824)	21,199
EBITDA	32,903	176	33,079	18,330	6,754	25,084
Depreciation and amortization	12,973	-	12,973	8,502	-	8,502
Operating income	19,930	176	20,106	9,828	6,754	16,582
Interest (expense) benefit (3)	(22,200)	16,677	(5,523)	(338)	-	(338)
Other, net (4)	(2,523)	2,239	(284)	566	(492)	74
(Loss) income before income taxes	(4,793)	19,092	14,299	10,056	6,262	16,318
Income tax benefit (expense) (5)	817	(4,629)	(3,812)	(3,585)	(1,648)	(5,233)
(Loss) income from continuing operations	$(3,976)	$14,463	$10,487	$6,471	$4,614	$11,085

Diluted earnings per share from continuing operations (6)	$(0.12)		$0.30	$0.19		$0.32

	Nine Months Ended July 31, 2016			Nine Months Ended July 31, 2015
	Results Before Adjustments	Adjustments	Adjusted Results	Results Before Adjustments	Adjustments	Adjusted Results
Net sales	$679,013	$-	$679,013	$450,069	$-	$450,069
Cost of sales (1)	522,476	(2,638)	519,838	353,469	(2,930)	350,539
Selling, general and administrative (2)	88,430	(4,987)	83,443	64,157	(3,930)	60,227
EBITDA	68,107	7,625	75,732	32,443	6,860	39,303
Depreciation and amortization	39,759	-	39,759	24,541	-	24,541
Operating income	28,348	7,625	35,973	7,902	6,860	14,762
Interest (expense) benefit (3)	(34,324)	16,677	(17,647)	(624)	-	(624)
Other, net (4)	(4,036)	3,879	(157)	300	(183)	117
(Loss) income before income taxes	(10,012)	28,181	18,169	7,578	6,677	14,255
Income tax benefit (expense) (5)	2,722	(7,460)	(4,738)	(1,907)	(1,795)	(3,702)
(Loss) income from continuing operations	$(7,290)	$20,721	$13,431	$5,671	$4,882	$10,553

Diluted earnings per share from continuing operations (6)	$(0.22)		$0.39	$0.17		$0.30

(1) Cost of sales adjustments relate solely to purchase price accounting inventory step-up impact from HL Plastics and Woodcraft Industries acquisitions.
(2) Selling, general and administrative adjustments are for acquisition related transaction costs.
(3) Interest expense adjustments relate to write off of deferred loan costs, unamortized original issuance discount, and prepayment call premium related to debt refinance.
(4) Other, net adjustments relate to foreign currency transaction gains (losses).
(5) Effective tax rate reflects impacts of adjustments on a with and without basis.
(6) Adjusted EPS is calculated using diluted shares outstanding of 34.5 million and 34.4 million shares for three and nine months ended July 31, 2016, respectively.

QUANEX BUILDING PRODUCTS CORPORATION
SELECTED SEGMENT DATA
(In thousands)
(Unaudited)

This table provides operating income (loss), EBITDA, and Adjusted EBITDA by reportable segment. Non-operating expense and income tax expense are not allocated to the reportable segments. For a reconciliation of net income to operating income (loss), see Non-GAAP Financial Measure Disclosure table.

	NA Engineered Components	EU Engineered Components	NA Cabinet Components	Unallocated Corp & Other	Total
Three months ended July 31, 2016
Net sales	$150,462	$40,217	$58,826	$(1,420)	$248,085
Cost of sales	109,513	27,533	50,376	(791)	186,631
Operating income (loss)	18,478	4,448	980	(3,976)	19,930
Depreciation and amortization	7,063	2,340	3,435	135	12,973
EBITDA	25,541	6,788	4,415	(3,841)	32,903
Transaction related costs	-	-	-	109	109
PPA-Inventory Step-up	-	67	-	-	67
Adjusted EBITDA	$25,541	$6,855	$4,415	$(3,732)	$33,079
Adjusted EBITDA Margin %	17%	17%	8%		13%

Three months ended July 31, 2015
Net sales	$153,508	$27,997	$-	$(1,299)	$180,206
Cost of sales	114,732	22,663	-	(542)	136,853
Operating income (loss)	16,814	(332)	-	(6,654)	9,828
Depreciation and amortization	7,141	1,171	-	190	8,502
EBITDA	23,955	839	-	(6,464)	18,330
Transaction related costs	-	-	-	3,824	3,824
PPA-Inventory Step-up	-	2,930	-	-	2,930
Adjusted EBITDA	$23,955	$3,769	$-	$(2,640)	$25,084
Adjusted EBITDA Margin %	16%	13%	0%		14%

Nine months ended July 31, 2016
Net sales	$406,029	$110,250	$166,906	$(4,172)	$679,013
Cost of sales	304,434	76,698	143,716	(2,372)	522,476
Operating income (loss)	33,785	8,991	115	(14,543)	28,348
Depreciation and amortization	21,424	7,191	10,709	435	39,759
EBITDA	55,209	16,182	10,824	(14,108)	68,107
Transaction related costs	-	-	-	4,987	4,987
PPA-Inventory Step-up	-	351	2,287	-	2,638
Adjusted EBITDA	$55,209	$16,533	$13,111	$(9,121)	$75,732
Adjusted EBITDA Margin %	14%	15%	8%		11%

Nine months ended July 31, 2015
Net sales	$402,249	$51,304	$-	$(3,484)	$450,069
Cost of sales	314,975	40,214	-	(1,720)	353,469
Operating income (loss)	21,127	380	-	(13,605)	7,902
Depreciation and amortization	21,690	1,983	-	868	24,541
EBITDA	42,817	2,363	-	(12,737)	32,443
Transaction related costs	-	-	-	3,930	3,930
PPA-Inventory Step-up	-	2,930	-	-	2,930
Adjusted EBITDA	$42,817	$5,293	$-	$(8,807)	$39,303
Adjusted EBITDA Margin %	11%	10%	0%		9%

QUANEX BUILDING PRODUCTS CORPORATION
SALES ANALYSIS
(In thousands)
(Unaudited)

	Sales Bridge for Three Months Ended July 31, 2016
	NA Engineered	EU Engineered	NA Cabinet	Unallocated
	Components	Components	Components	Corporate & Other	Consolidated

Net sales, three months ended July 31, 2015	$153,508	$27,997	$-	$(1,299)	$180,206
Market volume	(263)	550	-	(121)	166
Eliminated products	(1,271)		-	-	(1,271)
Price changes	(640)	(382)	-	-	(1,022)
Foreign currency impacts	-	(590)	-	-	(590)
Mergers & acquisitions	-	12,642	58,826	-	71,468
Raw material pass through adjustments	(872)	-	-	-	(872)
Net Sales, three months ended July 31, 2016	$150,462	$40,217	$58,826	$(1,420)	$248,085

	Sales Bridge for Nine Months Ended July 31, 2016
	NA Engineered	EU Engineered	NA Cabinet	Unallocated
	Components	Components	Components	Corporate & Other	Consolidated

Net sales, nine months ended July 31, 2015	$402,249	$51,304	$-	$(3,484)	$450,069
Market volume	14,758	2,717	-	(688)	16,787
Eliminated products	(4,688)	-	-	-	(4,688)
Price changes	(1,393)	(1,368)	-	-	(2,761)
Foreign currency impacts	-	(1,774)	-	-	(1,774)
Mergers & acquisitions	-	59,371	166,906	-	226,277
Raw material pass through adjustments	(4,897)	-	-	-	(4,897)
Net Sales, nine months ended July 31, 2016	$406,029	$110,250	$166,906	$(4,172)	$679,013